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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Pan Pacific Retail Properties, Inc.:


         We consent to incorporation by reference in Registration Statement Nos. 333-63319, 333-63743, 333-72551, 333-37564 and 333-51230, each on Form S-3 of
Pan Pacific Retail Properties, Inc. and to incorporation by reference in Registration Statement Nos. 333-61169 and 333-51384 on Form S-8 of Pan Pacific Retail Properties, Inc., of our report dated February 9, 2001, relating to the consolidated balance sheets of Pan Pacific Retail Properties, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and the related Schedule III, which report appears in the December 31, 2000, annual report on Form 10-K of Pan Pacific Retail Properties, Inc.

                                  /s/ KPMG LLP


San Diego, California
March 22, 2001